Exhibit 10.1

August 8, 2024

VIA EMAIL

LL Flooring Holdings, Inc.

4901 Bakers Mill Lane

Richmond, VA 23230

Attention: Holly Etlin

Chief Restructuring Officer

Re:	Letter Agreement Governing Inventory Disposition

Dear Holly:

By executing below, subject to section R hereof, this letter shall serve as an agreement (“Agreement”) between Hilco Merchant Resources, LLC, on the one hand ( “Agent” or a “Party”), and LL Flooring Holdings, Inc., on the other hand (“Merchant” or a “Party” and together with the Agent, the “Parties”), under which Agent shall act as the exclusive agent for the purpose of conducting a sale of certain Merchandise (as defined below) at (i) the Merchant’s stores set forth on Exhibit A and (ii) any other stores as may be designated for disposition by Merchant from the date of this Agreement (each a “Store” and collectively, the “Stores”) and Merchant’s e-commerce platform if designated for disposition by Merchant, subject to the terms and conditions set forth herein, through a “Store Closing”, “Everything Must Go”, “Everything on Sale” or similar themed sale (the “Sale”).

A.	Merchandise

For purposes hereof, “Merchandise” shall mean all goods, saleable in the ordinary course, either located in the Stores on the Sale Commencement Date (defined below) or shipped to the Stores from Merchant’s distribution centers during the Sale Term. “Merchandise” does not mean and shall not include: (1) goods that belong to sublessees, licensees or concessionaires of Merchant; (2) owned furnishings, trade fixtures, equipment and improvements to real property that are located in the Stores (collectively, “FF&E”); or (3) damaged or defective merchandise that cannot be sold. For the avoidance of doubt, Merchandise includes goods that are marked damaged, but are nonetheless saleable.

B.	Sale Term

For each Store, the Sale shall commence on Friday, August 9, 2024 (the “Sale Commencement Date”) and conclude no later than Sunday, September 29, 2024 (the “Sale Termination Date”); provided, however, that the Parties may mutually agree in writing to extend or terminate the Sale at any Store prior to the Sale Termination Date. The period between the Sale Commencement Date and the Sale Termination Date shall be referred to as the “Sale Term.” At the conclusion of the Sale, Agent shall surrender the premises for each Store to Merchant in broom clean condition and in accordance with the lease requirements for such premises; provided, however, Merchant shall bear all costs and expenses associated with surrendering the premises in accordance with the lease requirements for such premises according to a budget mutually agreed to between the Agent and Merchant. At the conclusion of the Sale at each Store, Agent shall photographically document the condition of each such Store. Photographs shall reference with specificity each Store by number, name, and/or location.

C.	Project Management

(i)	Agent’s Undertakings

During the Sale Term, Agent shall, in collaboration with Merchant, (a) provide qualified supervisors (the “Supervisors”) engaged by Agent to oversee the management of the Stores; (b) determine appropriate point-of-sale and external advertising for the Stores, approved in advance by Merchant; (c) determine appropriate discounts of Merchandise, staffing levels for the Stores, approved in advance by Merchant, and appropriate bonus and incentive programs, if any, for the Stores’ employees, approved in advance by Merchant; (d) oversee display of Merchandise for the Stores; (e) to the extent that information is available, evaluate sales of Merchandise by category and sales reporting and monitor expenses; (f) maintain the confidentiality of all proprietary or non-public information regarding Merchant in accordance with the provisions of the confidentiality agreement signed by the Parties; (g) assist Merchant in connection with managing loss prevention and employee relations matters; (h) determine the necessity for obtaining any applicable permits and governmental approvals to conduct the Sale, including working with Merchant to obtain each in a timely and orderly fashion and preparing or causing to be prepared all forms necessary to assist in Merchant’s securing any applicable permits and governmental approvals necessary to conduct the Sale, the costs and expenses of which shall be paid by Merchant and shall be in addition to the costs and expenses set forth on the Expense Budget; (i) include Additional Agent Goods in the Sale in its discretion under the terms set forth in this Agreement; and (k) provide such other related services deemed necessary or appropriate by Merchant and Agent.

The Parties expressly acknowledge and agree that Merchant shall have no liability to the Supervisors for wages, benefits, severance pay, termination pay, vacation pay, pay in lieu of notice of termination or any other liability arising from Agent’s hiring or engagement of the Supervisors, and the Supervisors shall not be considered employees of Merchant.

(ii)	Merchant’s Undertakings

During the Sale Term, Merchant shall (a) be the employer of the Stores’ employees, other than the Supervisors; (b) pay all taxes, costs, expenses, accounts payable, and other liabilities relating to the Stores, the Stores’ employees and other representatives of Merchant; (c) prepare and process all tax forms and other documentation; (d) collect all sales taxes and pay them to the appropriate taxing authorities for the Stores; (e) use reasonable efforts to cause Merchant’s employees to cooperate with Agent and the Supervisors; (f) execute all agreements mutually determined by the Merchant and Agent to be necessary or desirable for the operation of the Stores during the Sale; (g) arrange for the ordinary maintenance of all point-of-sale equipment required for the Stores and any computer servers necessary to operate the Sale; (h) apply for and obtain, with Agent’s assistance and support, all applicable permits and authorizations (including landlord approvals and consents) for the Sale; (i) ensure that Agent has quiet use and enjoyment of the Stores for the Sale Term in order to perform its obligations under this Agreement.

Merchant shall provide throughout the Sale Term central administrative services necessary for the Sale, including (without limitation) customary POS administration, sales audit, cash reconciliation, accounting, and payroll processing, all at no cost to Agent.

The Parties expressly acknowledge and agree that Agent shall have no liability to Merchant’s employees for wages, benefits, severance pay, termination pay, vacation pay, pay in lieu of notice of termination or any other liability arising from Merchant’s employment, hiring or retention of its employees, and such employees shall not be considered employees of Agent.

D.	The Sale

All sales of Merchandise shall be made on behalf of Merchant. In conducting the Sale, Agent shall have the right to use the LL Flooring and Lumber Liquidators names to market the Merchandise. Agent does not have, nor shall it have, any right, title or interest in the Merchandise. All sales of Merchandise shall be by cash, gift card, gift certificate, merchandise credit, debit card, voucher, or credit card and, at Merchant’s discretion, by check or otherwise in accordance with Merchant’s policies, and shall be “final” with no returns accepted or allowed, unless otherwise directed by Merchant, provided, however, that purchases via voucher, gift card, or gift certificate shall only be accepted for the time period and pursuant to the terms set forth in the Approval Order (as defined below). For the avoidance of doubt, Merchant’s pre-Sale return policy will be honored to allow returns of items sold pre-Sale in accordance with Merchant’s pre-Sale return policy applicable to the product(s) sought to be returned.

E.	Agent Fee and Expenses in Connection with the Sale

In consideration of its services hereunder, Agent shall earn a base retail fee equal to two percent (2.0%) of the Gross Proceeds of Merchandise sold at the Stores (the “Base Retail Fee”). Agent shall earn a base wholesale fee of seven and one half percent (7.5%) of the Gross Proceeds of Merchandise sold through Agent’s wholesale channels (the “Wholesale Fee”). For purposes of this Agreement, “Gross Proceeds” means gross receipts calculated using the “gross rings” method, net of applicable sales taxes.

In addition to the Base Retail Fee and the Wholesale Fee, and not in lieu thereof, the Merchant shall pay to Agent from Gross Proceeds an additional fee based upon the Gross Recovery Percentages achieved as set forth in the following table (the “Additional Incentive Compensation”). The Additional Incentive Compensation shall be equal to the aggregate sum of the percentages set forth in the “Additional Incentive Compensation” column of the table (e.g., calculated back to first dollar) for the corresponding Gross Recovery Percentage achieved; provided, however, no Additional Incentive Compensation shall be earned or payable where the Gross Recovery Percentage is less than 94.74%:

Gross Cost Recovery Percentage	Additional Incentive Compensation
Between 94.75% and 95.5%	An additional 0.25% of Gross Proceeds (total fee equal to 2.25% of Gross Proceeds)

Above 95.5%	An additional 0.25% of Gross Proceeds (total fee equal to 2.50% of Gross Proceeds)

For purposes of the Additional Incentive Compensation:

“Cost Value” with respect to each item of Merchandise sold shall mean the lower of (i) the lowest per unit vendor cost in the File or in the Merchant’s books and records, maintained in the ordinary course consistent with historic practices; or (ii) the Retail Price.

“File” shall mean the following files provided to Agent: “Total Inventory by Site and Article as of 07.31.24.xlsx” and “June EOM Inventory by Site with Price.xlsx,” and all subsequent merchandise files created or updated through the Sale Commencement Date.

“Gross Recovery Percentage” shall mean the Gross Proceeds divided by the sum of the aggregate Cost Value of all of the Merchandise.

“Retail Price” shall mean with respect to each item of Merchandise sold, the retail price reflected at the register for such item, excluding the discount granted in connection with such sale.

Merchant shall be responsible for all expenses of the Sale, including (without limitation) all Store-level operating expenses, all costs and expenses related to Merchant’s other retail store operations, Merchant’s costs for operating the Distribution Centers (as defined below), and Agent’s other reasonable, documented out of pocket expenses. To control expenses of the Sale, Merchant and Agent have established an aggregate budget (the “Expense Budget”) of certain delineated expenses, including (without limitation) payment of the costs of supervision (including (without limitation) Supervisors’ wages, fees, travel, and deferred compensation) and advertising costs. The Expense Budget for the Sale is attached hereto as Exhibit B. The Expense Budget may only be modified by mutual written (including email) agreement of Agent and Merchant, provided that appropriate modifications to the Expense Budget, if any, will be mutually agreed prior to Merchant’s addition of any stores for disposition under this Agreement. The costs of supervision set forth on Exhibit B include, among other things, industry standard deferred compensation. Notwithstanding anything herein to the contrary, unless otherwise agreed to by Merchant, Merchant shall not be obligated to pay costs that have not been included, or provided for, in the Expense Budget, as may be amended in accordance with this Agreement.

All accounting matters (including, without limitation, all fees, expenses, or other amounts reimbursable or payable to Agent) shall be reconciled on every Wednesday for the prior week and shall be paid within seven (7) days after each such weekly reconciliation. The Parties shall complete a final reconciliation and settlement of all amounts payable to Agent and contemplated by this Agreement (including, without limitation, Expense Budget items, and fees earned hereunder) no later than forty five (45) days following the Sale Termination Date for the last Store.

Upon execution of this Agreement, the Merchant shall pay by wire transfer to the Agent an advance payment of costs and expenses delineated in the Expense Budget of $708,360 (the “Sale Expense Advance”) which shall be held by Agent and applied towards Expense Budget items as incurred. Any portion of the Sale Expense Advance not so used shall be returned to Merchant within three days following the final reconciliation.

F.	Indemnification

(i)	Merchant’s Indemnification

Merchant shall indemnify, defend, and hold Agent and its consultants, members, managers, partners, officers, directors, employees, attorneys, advisors, representatives, lenders, potential co-investors, principals, affiliates, and Supervisors (collectively, “Agent Indemnified Parties”) harmless from and against all liabilities, claims, demands, damages, costs and expenses (including reasonable attorneys’ fees) arising from or related to: (a) the willful or negligent acts or omissions of Merchant or the Merchant Indemnified Parties (as defined below); (b) the material breach of any provision of this Agreement by Merchant; (c) any liability or other claims, including, without limitation, product liability claims, asserted by customers, any Store employees (under a collective bargaining agreement or otherwise), or any other person (excluding Agent Indemnified Parties) against Agent or an Agent Indemnified Party, except claims arising from Agent’s negligence, willful misconduct, actual fraud, or unlawful behavior; (d) any harassment, discrimination or violation of any laws or regulations or any other unlawful, tortious or otherwise actionable treatment of Agent’s Indemnified Parties or Merchant’s customers by Merchant or Merchant’s Indemnified Parties; and (e) Merchant’s failure to pay over to the appropriate taxing authority any taxes required to be paid by Merchant during the Sale Term in accordance with applicable law.

(ii)	Agent’s Indemnification

Agent shall indemnify, defend and hold Merchant and its consultants, members, managers, partners, officers, directors, employees, attorneys, advisors, representatives, lenders, potential co-investors, principals, and affiliates (other than the Agent or the Agent Indemnified Parties) (collectively, “Merchant Indemnified Parties”) harmless from and against all liabilities, claims, demands, damages, costs and expenses (including reasonable attorneys’ fees) arising from or related to (a) the willful or negligent acts or omissions of Agent or the Agent Indemnified Parties; (b) the breach of any provision of, or the failure to perform any obligation under, this Agreement by Agent; (c) any liability or other claims made by Agent’s Indemnified Parties or any other person (excluding Merchant Indemnified Parties) against a Merchant Indemnified Party arising out of or related to Agent’s conduct of the Sale, except claims arising from Merchant’s negligence, willful misconduct, actual fraud, or unlawful behavior; (d) any harassment, discrimination or violation of any laws or regulations or any other unlawful, tortious or otherwise actionable treatment of Merchant Indemnified Parties, or Merchant’s customers by Agent or any of the Agent Indemnified Parties and (e) any claims made by any party engaged by Agent as an employee, agent, representative or independent contractor arising out of such engagement.

G.	Insurance

(i)	Merchant’s Insurance Obligations

Merchant shall maintain throughout the Sale Term, liability insurance policies (including, without limitation, products liability (to the extent currently provided), commercial general liability insurance and auto liability insurance) covering injuries to persons and property in or in connection with the Stores, and shall use commercially reasonable efforts to cause Agent to be named as an additional insured with respect to all such policies. At Agent’s request, Merchant shall provide Agent with a certificate or certificates evidencing the insurance coverage required hereunder and that Agent is an additional insured thereunder. In addition, Merchant shall maintain throughout the Sale Term, in such amounts as it currently has in effect, workers compensation insurance in compliance with all statutory requirements.

(ii)	Agent’s Insurance Obligations

As an expense of the Sale and as included in the Expense Budget, Agent shall maintain (at Agent’s expense) throughout the Sale Term, liability insurance policies (including, without limitation, products liability/completed operations, contractual liability, comprehensive public liability and auto liability insurance) on an occurrence basis in an amount of at least Two Million dollars ($2,000,000) and an aggregate basis of at least five million dollars ($5,000,000) covering injuries to persons and property in or in connection with Agent’s provision of services at the Stores. Agent shall name Merchant as an additional insured and loss payee under such policy, and upon execution of this Agreement provide Merchant with a certificate or certificates evidencing the insurance coverage required hereunder. In addition, Agent shall maintain throughout the Sale Term, workers compensation insurance compliance with all statutory requirements. Further, should Agent employ or engage third parties to perform any of Agent’s undertakings with regard to this Agreement, Agent will ensure that such third parties are covered by Agent’s insurance or maintain all of the same insurance as Agent is required to maintain pursuant to this paragraph and name Merchant as an additional insured and loss payee under the policy for each such insurance.

H.	Representations, Warranties, Covenants and Agreements

(i) Merchant warrants, represents, covenants and agrees that (a) Merchant is a company duly organized, validly existing and in good standing under the laws of its state of organization, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and maintains its principal executive office at the address set forth herein, (b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary actions of Merchant and this Agreement constitutes a valid and binding obligation of Merchant enforceable against Merchant in accordance with its terms and conditions, and the consent of no other entity or person is required for Merchant to fully perform all of its obligations herein, (c) all ticketing of Merchandise at the Stores has been and will be done in accordance with Merchant’s customary ticketing practices; (d) all normal course hard markdowns on the Merchandise have been, and will be, taken consistent with customary Merchant’s practices, and (e) the Stores will be operated in the ordinary course of business in all respects, other than those expressly agreed to by Merchant and Agent.

(ii) Agent warrants, represents, covenants and agrees that (a) Agent is a company duly organized, validly existing and in good standing under the laws of its state of organization, with full power and authority to execute and deliver this Agreement and to perform the Agent’s obligations hereunder, and maintains its principal executive office at the addresses set forth herein, (b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary actions of Agent and this Agreement constitutes a valid and binding obligation of Agent enforceable against Agent in accordance with its terms and conditions, and the consent of no other entity or person is required for Agent to fully perform all of its obligations herein, (c) Agent shall comply with and act in accordance with any and all applicable state and local laws, rules, and regulations, and other legal obligations of all governmental authorities, (d) no non-emergency repairs or maintenance in the Stores will be conducted without Merchant’s prior written consent, and (e) Agent will not take any disciplinary action against any employee of Merchant.

I.	Furniture, Fixtures and Equipment

Agent shall sell the FF&E in the Stores from the Stores themselves and from Merchant’s distribution centers (the “Distribution Centers”) from the Distribution Centers themselves. Merchant shall be responsible for all reasonable and documented costs and expenses incurred by Agent in connection with the sale of FF&E, which costs and expenses shall be incurred pursuant to a budget or budgets to be established from time to time by mutual agreement of the Parties. Agent shall have the right to abandon at the Stores any unsold FF&E.

In consideration for providing the services set forth in this section I, Agent shall be entitled to a commission from the sale of the FF&E equal to 15.0% of the Gross Proceeds of the sale of the FF&E.

Agent shall remit to Merchant all Gross Proceeds from the sale of FF&E. During each weekly reconciliation described in section E above, Agent’s FF&E fee shall be calculated, and Agent’s calculated FF&E fee and all FF&E costs and expenses then incurred shall paid within seven (7) days after each such weekly reconciliation.

II.	Termination

The following shall constitute “Termination Events” hereunder:

(a)

Merchant’s or Agent’s failure to perform any of their respective material obligations hereunder, which failure shall continue uncured seven (7) days after receipt of written notice thereof to the defaulting Party;

(b)	Any representation or warranty made by Merchant or Agent is untrue in any material respect as of the date made or at any time and throughout the Sale Term; or

(c)	the Sale is terminated or materially interrupted or impaired for any reason other than an event of default by Agent or Merchant.

If a Termination Event occurs, the non-defaulting Party (in the case of an event of default) or either Party (if the Sale is otherwise terminated or materially interrupted or impaired) may, in its 7 discretion, elect to terminate this Agreement by providing seven (7) business days’ written notice thereof to the other Party and, in the case of an event of default, in addition to terminating this Agreement, pursue any and all rights and remedies and damages resulting from such default. If this Agreement is terminated, Merchant shall be obligated to pay Agent all amounts due under this Agreement through and including the termination date.

K.	Notices

All notices, certificates, approvals, and payments provided for herein shall be sent by fax or by recognized overnight delivery service as follows: (a) To Merchant: at the address listed above; (b) To Agent: c/o Hilco Merchant Resources, LLC, One Northbrook Place, 5 Revere Drive, Suite 206, Northbrook, IL 60062, Fax: 847- 849-0859, Attn: T. Kellan Grant; or (c) such other address as may be designated in writing by Merchant or Agent. To the extent that a writing or written agreement is required by this Agreement, such writing or written agreement may be memorialized in and transmitted by electronic mail.

L.	Independent Consultant

Agent’s relationship to Merchant is that of an independent contractor without the capacity to bind Merchant in any respect. No employer/employee, principal/agent, joint venture or other such relationship is created by this Agreement. Merchant shall have no control over the hours that Agent or its employees or assistants or the Supervisors work or the means or manner in which the services that will be provided are performed and Agent is not authorized to enter into any contracts or agreements on behalf of Merchant or to otherwise create any obligations of Merchant to third parties, unless authorized in writing to do so by Merchant.

M.	Non-Assignment

Neither this Agreement nor any of the rights hereunder may be transferred or assigned by either Party without the prior written consent of the other Party; provided, however, that Agent may syndicate this transaction with one or more third parties upon notice to, but not the consent of Merchant. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement, shall be binding upon any Party to this Agreement unless made in writing and signed by a duly authorized representative or agent of such Party. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns.

N.	Severability

If any term or provision of this Agreement, as applied to either Party or any circumstance, for any reason shall be declared by a court of competent jurisdiction to be invalid, illegal, unenforceable, inoperative or otherwise ineffective, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. If the surviving portions of the Agreement fail to retain the essential understanding of the Parties, the Agreement may be terminated by mutual consent of the Parties.

O.	Governing Law, Venue, Jurisdiction and Jury Waiver

This Agreement, and its validity, construction and effect, shall be governed by and enforced in accordance with the internal laws of the State of Illinois (without reference to the conflicts of laws provisions therein). Merchant and Agent waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Agent against Merchant or Merchant against Agent on any matter whatsoever arising out of, or in any way connected with, this Agreement, the relationship between Merchant and Agent, any claim of injury or damage or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.

P.	Entire Agreement

This Agreement, together with all additional schedules and exhibits attached hereto, constitutes a single, integrated written contract expressing the entire agreement of the Parties concerning the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any Party except as specifically set forth in this Agreement. All prior agreements, discussions and negotiations are entirely superseded by this Agreement.

Q.	Execution

This Agreement may be executed simultaneously in counterparts (including by means of electronic mail, facsimile or portable document format (pdf) signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. This Agreement, and any amendments hereto, to the extent signed and delivered by means of electronic mail, a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original thereof and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

R.	Bankruptcy

If the Merchant commences a case under Chapter 11 of title 11, United States Code (the “Bankruptcy Code”), with a bankruptcy court (the “Bankruptcy Court”), the Merchant shall promptly file a motion to assume sections of this Agreement under section 365 and/or 363 of the Bankruptcy Code, and utilize its reasonable best efforts to ensure that such motion is approved by an order that provides, among other things, as follows (the “Approval Order”): (i) the payment of all fees and reimbursement of expenses under this Agreement is approved without further order of the court; (ii) all such payments of fees and reimbursement of expenses related to such Approval Order shall be made on a weekly basis without further order of the Bankruptcy Court and otherwise in accordance with this Agreement; (iii) the payment of all fees and reimbursement of expenses to Agent related to such Approval Orders shall be included in any approved debtor in possession, cash collateral, or other post-petition financing budget as a condition to the Assumption of the Agreement; (iv) authorizing the Sale without the necessity of complying with state and local rules, laws, ordinances and regulations, including, without limitation, permitting and licensing requirements, that could otherwise govern the Sale; (v) authorizing the Sale notwithstanding restrictions in leases, reciprocal easement agreements or other contracts that purport to restrict the Sale or the necessity of obtaining any third party consents; (vi) approving the sale of Additional Agent Goods in accordance with the terms and conditions hereof; and (vii) take all further actions as are necessary or appropriate to carry out the terms and conditions of this Agreement. In such event, any legal action, suit or proceeding arising in connection with this Agreement shall be submitted to the exclusive jurisdiction of the Bankruptcy Court having jurisdiction over the Merchant, and each Party waives any defenses or objections based on lack of jurisdiction, improper venue, and/or forum non conveniens. From and after entry of the Approval Order, Agent shall conduct the Sale in accordance with the terms of the Approval Order in all material respects.

S.	Additional Agent Goods

(1)

Exercisable in its reasonable discretion, Agent shall have the right to supplement the Merchandise in the Sale with additional goods procured by Agent which are of like kind, and no lesser quality to the Merchandise in the Sale (“Additional Agent Goods”), provided that Merchant may reasonably object to the inclusion of Additional Agent Goods that are not of like kind and are of lesser quality to the Merchandise in the Sale at the Closing Stores or through the e-commerce platform. Any Additional Agent Goods shall be purchased by Agent as part the Sale at Agent’s sole expense, with the total cost of any such Additional Agent Goods not to exceed fifteen percent (15%) of the aggregate Cost Value in any particular Store. Sales of Additional Agent Goods shall be run through Merchant’s cash register systems, so long as Agent has marked the Additional Agent Goods using either a “dummy” SKU or department number, or in such other manner so as to distinguish the sale of Additional Agent Goods from the sale of Merchandise. Agent and Merchant shall also cooperate to ensure that the Additional Agent Goods are marked in such a way that a reasonable consumer could identify the Additional Agent Goods as non-Merchandise. Additionally, Agent shall provide signage in the Stores notifying customers that the Additional Agent Goods have been included in the Sale.

(2)

Agent shall pay to Merchant an amount equal to five percent (5%) of the gross proceeds (excluding sales taxes) from the sale of Additional Agent Goods (the “Additional Agent Goods Fee”) completed during the Sale Term and Agent shall retain all remaining amounts from the sale of the Additional Agent Goods. Agent shall pay to Merchant the then-reconciled Additional Agent Goods Fee in connection with the weekly reconciliation with respect to the sales of Additional Agent Goods sold by the Agent during each then prior week (or at such other mutually agreed upon time). Agent and the Merchant intend that the transactions relating to the Additional Agent Goods are, and shall be construed as, a true consignment from Agent to the Merchant in all respects and not a consignment for security purposes. Subject solely to Agent’s obligations to pay to the Merchant the Additional Agent Goods fee described in this Agreement, at all times and for all purposes the Additional Agent Goods and their proceeds shall be the exclusive property of Agent, and no other person or entity shall have any claim against any of the Additional Agent Goods or their proceeds. At Agent’s sole cost and expense, the Merchant shall insure the Additional Agent Goods and, if required, promptly file any proofs of loss with regard to same with the Merchant’s insurers. Agent shall be responsible for payment of any deductible under any such insurance in the event of any casualty affecting the Additional Agent Goods.

(3)

The Merchant acknowledges that the Additional Agent Goods shall be consigned to the Merchant as a true consignment under Article 9 of the Code. Any Approval Order shall contain provisions reasonable acceptable to Agent governing the treatment and sale of Additional Agent Goods.

*   *   *

If this Agreement is acceptable to you, kindly execute a copy in the space provided, and return a countersigned version to the undersigned. Thank you again for this opportunity — we look forward to working with you.

Very truly yours,

HILCO MERCHANT RESOURCES, LLC

/s/ T. Kellan Grant
By:	T. Kellan Grant
Its:	EVP Commercial Counsel

AGREED AND ACCEPTED as of the 8th day
of August, 2024

LL FLOORING HOLDINGS, INC.

/s/ Charles Tyson
By:	Charles Tyson
Its:	Chief Executive Officer

EXHIBIT A

Stores

LL Flooring, LLC

Exhibit A

Store List

Count	Loc #	Name	Address	City	State	Zip	Country	Phone	District	Region	Open Date	Lease End Date	Gross Sq. Ft.	WH Sq Ft	Selling Sq. Ft.
1	1019	1019 PHOENIX, AZ	2120 S. 7th Street	Phoenix	AZ	85034	USA	(602)454-2552	WESTUS	REGION 27	09/01/01	06/30/25	8,400	6,902	1,498
2	1059	1059 RANCHO CUCAMONGA, CA	10920 Foothill Blvd. (Foothill Crossing)	Rancho Cucamonga	CA	91730	USA	(909)937-1122	WESTUS	REGION 14	12/14/04	05/31/25	7,039	5,430	1,609
3	1076	1076 COLUMBUS, OH	4242 West Broad Street	Columbus	OH	43228	USA	(614)851-4500	EASTUS	REGION 28	12/19/05	04/30/28	6,900	5,399	1,501
4	1089	1089 CHANHASSEN, MN	2973 Water Tower Place	Chanhassen	MN	55317	USA	(952)314-4975	SOUTHUS	REGION 17	11/07/06	09/30/26	6,356	5,553	803
5	1094	1094 NORWALK, CT	651 Connecticut Ave	Norwalk	CT	06854	USA	(203)842-0840	EASTUS	REGION 5	03/08/07	03/31/27	5,740	4,760	999
6	1125	1125 MCALLEN, TX	3300 West Frontage Rd (Palms Crossing)	McAllen	TX	78503	USA	(956)467-5679	WESTUS	REGION 24	01/02/08	01/31/30	15,000	12,558	2,442
7	1126	1126 EAST PEORIA, IL	1467 N. Main Street	East Peoria	IL	61611	USA	(309)740-1801	EASTUS	REGION 8	02/02/08	01/31/28	9,450	8,305	1,145
8	1127	1127 LONGMONT, CO	633 Frontage Road	Longmont	CO	80501	USA	(720)204-3477	WESTUS	REGION 27	02/29/08	12/31/24	6,000	5,170	830
9	1131	1131 BURLINGAME, CA	1501 Adrian Road	Burlingame	CA	94010	USA	(650)204-4663	WESTUS	REGION 19	10/11/08	02/28/25	7,200	6,192	1,008
10	1145	1145 DAVENPORT, IA	321 West Kimberly Road	Davenport	IA	52806	USA	(563)726-0682	SOUTHUS	REGION 9	10/17/08	12/31/24	5,500	4,595	905
11	1170	1170 FRESNO, CA	5091 N. Fresno Street, Suite 140 (Gallery Plaza)	Fresno	CA	93710	USA	(559)708-4281	WESTUS	REGION 25	08/15/09	09/30/26	8,144	6,957	1,187
12	1177	1177 WESTBURY, NY	24 Kinkel St	Westbury	NY	11590	USA	(516)874-2033	EASTUS	REGION 5	11/16/09	08/31/28	9,900	8,434	1,466
13	1179	1179 ROCHESTER, MN	5139 Highway 52N	Rochester	MN	55901	USA	(507)216-0978	SOUTHUS	REGION 17	10/02/09	03/31/25	5,388	4,474	914
14	1187	1187 BROUSSARD, LA	3401 Hwy 90	East Broussard	LA	70518	USA	(337)326-4683	SOUTHUS	REGION 16	10/17/09	09/30/26	7,100	6,200	900
15	1189	1189 BAKERSFIELD, CA	3601 Ming Avenue	Bakersfield	CA	93309	USA	(661)412-0063	WESTUS	REGION 25	11/27/09	05/31/28	8,500	6,970	1,530
16	1208	1208 EDGEWOOD, MD	2710 Pulaski Highway	Edgewood	MD	21040	USA	(443)490-0180	EASTUS	REGION 3	06/14/10	10/31/24	5,000	4,076	924
17	1213	1213 SAN DIEGO, CA	2222 Verus Street Suite A & B	San Diego	CA	92154	USA	(619)207-4667	WESTUS	REGION 14	08/13/10	09/30/25	7,339	6,139	1,200
18	1223	1223 SHERMAN, TX	1215 S Sam Rayburn Freeway	Sherman	TX	75090	USA	(903)487-0368	WESTUS	REGION 11	12/10/10	02/28/25	4,317	3,409	908
19	1227	1227 GENEVA, IL	1530 South Randall Road Road	Geneva	IL	60185	USA	(630)206-1535	EASTUS	REGION 8	12/04/10	01/31/30	6,000	4,542	1,458
20	1232	1232 NORTH HAVEN, CT	410 Universal Drive N	North Haven	CT	06473	USA	(203)889-4703	EASTUS	REGION 5	02/25/11	12/31/24	6,397	4,893	1,504
21	1244	1244 GREENWOOD, IN	2117 Independence Drive (Summerfield Commons)	Greenwood	IN	46143	USA	(317)522-0076	EASTUS	REGION 28	05/26/11	08/31/26	5,800	4,650	1,150
22	1254	1254 CHAMPAIGN, IL	301 W. Marketview Drive	Champaign	IL	61822	USA	(217)903-5632	EASTUS	REGION 8	09/19/11	08/31/26	7,091	5,861	1,230
23	1285	1285 ARLINGTON, TX	808 Interstate 20 Frontage Road	Arlington	TX	76017	USA	(817)789-6160	WESTUS	REGION 11	04/17/13	08/31/28	7,841	6,240	1,601
24	1290	1290 LAS VEGAS, NV	4588 North Rancho Drive, Suites 1-6 (Rancho Pines Shopping Center)	Las Vegas	NV	89130	USA	(702)802-0873	WESTUS	REGION 14	06/26/13	08/31/27	6,000	4,511	1,489
25	1293	1293 STATEN ISLAND, NY	2040 Forest Ave (Forest Plaza)	Staten Island	NY	10303	USA	(917)426-0580	EASTUS	REGION 26	02/14/13	06/30/29	7,070	5,569	1,501
26	1295	1295 CRYSTAL LAKE, IL	4500 US Highway 14	Crystal Lake	IL	60014	USA	(815)219-4832	EASTUS	REGION 8	07/27/13	09/30/25	6,347	4,826	1,521
27	1310	1310 WOODBRIDGE, NJ	503-507 King Georges Road	Woodbridge	NJ	07095	USA	(908)259-4170	EASTUS	REGION 26	10/28/13	01/31/29	6,450	4,949	1,501
28	1311	1311 WOODBURY, NJ	1450 Clemments Bride Road, Suite 16 & 17 (The Plaza at Deptford)	Woodbury	NJ	08096	USA	(856)291-6500	EASTUS	REGION 22	10/02/13	01/31/26	7,000	5,499	1,501
29	1314	1314 FAIRFIELD, CA	1595 Holiday Lane, Suite B-4 (Holiday Galleria)	Fairfield	CA	94534	USA	(707)439-8500	WESTUS	REGION 19	05/19/14	11/30/24	6,430	4,938	1,492
30	1316	1316 LAFAYETTE, IN	4315 Commerce Drive	Lafayette	IN	47905	USA	(765)588-3554	EASTUS	REGION 28	12/24/13	03/31/25	8,000	6,499	1,501
31	1317	1317 REYNOLDSBURG, OH	2736 Brice Road (Brice Park Shopping Center)	Reynoldsburg	OH	43068	USA	(614)285-3101	EASTUS	REGION 28	07/13/14	07/31/29	7,200	5,705	1,495
32	1318	1318 ROSWELL, GA	593 Holcomb Bridge Road, Suite 593	Roswell	GA	30009	USA	(404)692-4483	SOUTHUS	REGION 6	12/21/13	01/31/33	5,466	4,070	1,396
33	1319	1319 CINCINNATI, OH	454 Ohio Pike, Unit No. 58 (Cherry Grove Plaza)	Cincinnati	OH	45255	USA	(513)823-2544	EASTUS	REGION 28	04/14/14	01/31/25	6,035	4,565	1,470
34	1324	1324 SANTEE, CA	240-102 Town Center Parkway (Santee Town Center)	Santee	CA	92071	USA	(619)363-7661	WESTUS	REGION 14	10/10/15	12/31/25	6,081	4,576	1,505
35	1325	1325 WATERBURY, CT	1012 Wolcott Street	Waterbury	CT	06705	USA	(203)721-6145	EASTUS	REGION 26	07/12/14	09/30/26	6,500	5,015	1,485
36	1335	1335 FLORIDA CITY, FL	33550 S. Dixie Hwy (Florida City Centre	Florida City	FL	33034	USA	(786)838-0638	SOUTHUS	REGION 10	04/18/14	08/31/26	7,034	5,464	1,570
37	1341	1341 LEOMINSTER, MA	489-493 North Main Street (WaterTower Plaza)	Leominster	MA	01453	USA	(978)751-3745	EASTUS	REGION 1	06/16/14	08/31/29	7,967	6,186	1,781
38	1344	1344 PHILADELPHIA, PA	1530 South Columbus Blvd.	S. Philadelphia	PA	19147	USA	(267)314-7030	EASTUS	REGION 22	11/14/14	12/31/24	6,235	4,743	1,492
39	1345	1345 LUTHERVILLE TIMONIUM, M2D153	2153 York Road (Timonium Sq.)	Timonium	MD	21093	USA	(443)846-0430	EASTUS	REGION 3	07/25/14	12/31/27	7,500	5,986	1,514
40	1350	1350 MILFORD, CT	1389 Boston Post Road (Milford Crossing)	Milford	CT	06460	USA	(203)693-4022	EASTUS	REGION 5	04/24/15	05/31/25	5,587	3,999	1,588
41	1352	1352 TORRANCE, CA	1431 W. Knox Street, Suite 200 (The Shops at South Bay)	Torrance	CA	90501	USA	(424)271-0014	WESTUS	REGION 14	10/14/14	02/28/25	5,175	3,488	1,687
42	1355	1355 SOUTH ELGIN, IL	356 Randall Road (Shops at South Elgin/Shops at Randall Road)	South Elgin	IL	60177	USA	(847)481-6987	EASTUS	REGION 8	06/10/15	08/31/27	8,400	6,928	1,472
43	1359	1359 FORT WORTH, TX	425 Sherry Lane (Westover Village Shopping Center)	Ft. Worth	TX	76114	USA	(682)207-6770	WESTUS	REGION 11	06/11/15	09/30/27	7,500	5,980	1,520
44	1363	1363 DENTON, TX	2311 Colorado Blvd. (Colorado Square)	Denton	TX	76205	USA	(940)312-1292	WESTUS	REGION 11	08/28/15	10/31/25	7,168	5,625	1,543
45	1366	1366 KATY, TX	455 Katy Fort Bend Road (Mission at Katy Mills Center)	Katy	TX	77494	USA	(281)819-2900	WESTUS	REGION 24	11/21/15	02/28/26	7,500	5,917	1,583
46	1372	1372 FAIRLESS HILLS, PA	146 Lincoln Hwy.	Fairless Hills	PA	19030	USA	(267)281-6360	EASTUS	REGION 22	11/04/15	06/30/26	8,045	6,550	1,495
47	1376	1376 TAMPA, FL	8444 West Hillsborough Avenue (Ross Plaza)	Tampa	FL	33615	USA	(813)867-2760	SOUTHUS	REGION 12	08/27/16	11/30/25	7,000	5,816	1,184
48	1379	1379 OLYMPIA, WA	1520 Cooper Point Road SW, Suite 250 (Cooper Point Pavilion)	Olympia	WA	98502	USA	(360)529-4481	WESTUS	REGION 30	11/17/16	11/30/28	7,181	5,980	1,201
49	1385	1385 GAINESVILLE, FL	2607 NW 13th Street (Gainesville Plaza)	Gainesville	FL	32601	USA	(352)340-2433	SOUTHUS	REGION 12	12/01/17	03/31/27	9,677	8,345	1,332
50	1386	1386 RIVERDALE, UT	4040 Riverdale Road, Suite A-1	Riverdale	UT	84405	USA	(385)205-8034	WESTUS	REGION 15	12/01/17	01/31/28	8,000	6,598	1,402
51	1388	1388 MESA, AZ	1845 S. Power Road	Mesa	AZ	85206	USA	(480)207-2516	WESTUS	REGION 27	09/01/17	06/30/29	7,988	6,656	1,332
52	1389	1389 SALINAS, CA	1043 N. Main Street	Salinas	CA	93906	USA	(831)269-3995	WESTUS	REGION 19	01/26/18	04/30/28	7,038	5,711	1,327
53	1393	1393 Loveland, CO	2985 North Garfield Avenue	Loveland	CO	80538	USA	(970)624-0126	WESTUS	REGION 27	02/23/18	04/30/28	8,034	6,678	1,356
54	1394	1394 LAKE CHARLES, LA	3415 Derek Drive (Lake Charles Power Center)	Lake Charles	LA	70607	USA	(337)214-2963	SOUTHUS	REGION 16	04/27/18	07/31/28	9,930	8,358	1,572
55	1396	1396 KILLEEN, TX	1101 South Fort Hood Street, Suite 300 (Wendland Plaza)	Killeen	TX	76541	USA	(254)242-3384	WESTUS	REGION 24	03/16/18	05/31/25	5,884	4,400	1,484
56	1398	1398 SAINT CLOUD, MN	3320 Division Street West (Division Street Plaza)	St. Cloud	MN	56301	USA	(320)227-4667	SOUTHUS	REGION 17	05/18/18	06/30/25	8,004	6,452	1,552
57	1401	1401 ELK GROVE, CA	8777 Elk Grove Boulevard (Elk Grove Shopping Center)	Elk Grove	CA	95624	USA	(916)226-1746	WESTUS	REGION 19	05/25/18	09/30/26	8,927	7,595	1,332
58	1405	1405 New Hartford, NY	8619 Clinton Street (The Orchard Shopping Center)	New Hartford	NY	13413	USA	(315)756-0096	EASTUS	REGION 4	06/29/18	11/30/25	6,000	4,616	1,384
59	1408	1408 THORNTON, CO	930 East 104th Avenue	Thornton	CO	80233	USA	(303)552-3028	WESTUS	REGION 27	08/28/19	07/31/29	10,855	5,078	5,777
60	1410	1410 Woodbridge, VA	14516 Potomac Mills Road (Festival at Manassas Center)	Woodbridge	VA	22192	USA	(571)343-4000	EASTUS	REGION 20	10/12/18	10/31/28	7,160	5,814	1,346
61	1412	1412 S SAN ANTONIO, TX	3142 SE Military Drive, Ste 116 (City Base Landing)	San Antonio #2	TX	78223	USA	(210)504-3000	WESTUS	REGION 24	11/09/18	10/31/25	8,100	6,732	1,368
62	1413	1413 KANSAS CITY, MO	2618 NE Vivion Road	Kansas Ciity (North)	MO	64119	USA	(816)548-1724	SOUTHUS	REGION 9	05/03/19	03/31/29	6,500	5,086	1,414
63	1417	1417 CHESTERFIELD, MO	17724-17726 Chesterfield Airport Road	Chesterfield	MO	63005	USA	(636)237-6115	SOUTHUS	REGION 9	03/22/19	06/30/26	4,520	2,807	1,713
64	1419	1419 PARKERSBURG, WV	2838 Pike Street, Suite 1A and 2	Parkersburg	WV	26101	USA	(681)315-4007	EASTUS	REGION 23	05/17/19	06/30/29	6,430	5,014	1,416
65	1423	1423 KENTWOOD, MI	4260 28th Street SE Kentwood (Kentwood Towne Center)	Kentwood	Mi	49512	USA	(616)226-1042	EASTUS	REGION 7	12/06/19	01/31/29	8,400	5,691	2,709
66	1424	1424 SOLON, OH	6025 Kruse Drive, Suite 141 (Uptown Solon Center)	Solon	OH	44139	USA	(440)769-0808	EASTUS	REGION 4	05/29/20	07/31/25	8,000	5,325	2,675
67	1426	1426 BLOOMINGTON, IL	1701 N Empire Street, Suite 305-310	Bloomington	IL	61704	USA	(309)834-1752	EASTUS	REGION 8	08/14/20	10/31/27	6,651	5,440	1,211
68	1427	1427 College Station, TX	1128 Harvey Road	College Station	TX	77840	USA	(979)633-4613	WESTUS	REGION 24	05/29/20	07/31/27	6,435	5,022	1,413
69	1428	1428 Albany, OR	1241 Clay Street SE	Albany	OR	97322	USA	(541)801-3008	WESTUS	REGION 15	06/26/20	07/31/27	7,219	5,678	1,541
70	1430	1430 Clarksville, TN	115 Terminal Road	Clarksville	TN	37040	USA	(931)354-1430	SOUTHUS	REGION 10	11/20/20	10/31/25	12,272	10,854	1,418
71	1431	1431 MEDFORD, NY	700-47 E Patchogue Yaphank Road	Medford	NY	11763	USA	(631)618-4074	EASTUS	REGION 5	05/03/21	01/31/28	10,121	8,472	1,649

Hilco Merchant Resources, LLC	Page 1	8/5/2024

LL Flooring, LLC

Exhibit A

Store List

Count	Loc #	Name	Address	City	State	Zip	Country	Phone	District	Region	Open Date	Lease End Date	Gross Sq. Ft.	WH Sq Ft	Selling Sq. Ft.
72	1433	1433 FRANKLIN, TN	209 S. Royal Oaks Blvd. (Watson Glen Shoping Center)	Franklin	TN	37064	USA	(615)544-4501	SOUTHUS	REGION 10	03/26/21	04/30/26	6,467	5,102	1,365
73	1434	1434 Exton, PA	213 W. Lincoln Highway (Whiteland Town Center)	Exton	PA	19341	USA	(484)713-9091	EASTUS	REGION 22	04/21/21	06/30/26	5,845	4,346	1,499
74	1435	1435 HOUSTON Galleria, TX	8366 Westheimer Road	Houston	TX	77063	USA	(832)696-0283	WESTUS	REGION 24	09/03/21	05/31/26	2,013	474	1,539
75	1436	1436 CLEARWATER, FL	2613 Gulf to Bay Blvd	Clearwater	FL	33759	USA	(727)330-2746	SOUTHUS	REGION 12	07/16/21	10/31/26	2,000	611	1,389
76	1437	1437 VISALIA, CA	3725 S. Mooney Boulevard (Gateway Plaza)	Visalia	CA	93277	USA	(559)931-0491	WESTUS	REGION 25	11/29/21	11/30/28	10,300	8,891	1,409
77	1440	1440 Hattiesburg, MS	4700 Hardy Street	Hattiesburg	MS	39402	USA	(601)255-8005	SOUTHUS	REGION 16	06/28/21	08/31/26	7,574	6,170	1,404
78	1441	1441 BECKLEY, WV	1020 N. Eisenhower Drive (Cranberry Creek Shopping Center)	Beckley	WV	25801	USA	(304)712-3340	EASTUS	REGION 20	06/28/21	08/31/26	8,450	7,046	1,404
79	1442	1442 Jackson, TN	1241 Vann Drive	Jackson	TN	38305	USA	(731)249-0073	SOUTHUS	REGION 16	09/15/21	10/31/26	5,500	4,062	1,438
80	1444	1444 Muncie, IN	1515 W McGalliard Road (Northwest Plaza)	Muncie	IN	47304	USA	(765)400-2494	EASTUS	REGION 28	01/10/22	03/31/27	8,275	6,860	1,415
81	1445	1445 Framingham, MA	235 Old Connecticut Path	Framingham	MA	01701	USA	(508)202-4157	EASTUS	REGION 1	02/14/22	02/28/29	6,560	5,001	1,559
82	1446	1446 Mount Holly, NJ	531 High Street	Mt. Holly	NJ	08060	USA	(609)534-2640	EASTUS	REGION 22	04/25/22	03/31/27	9,602	8,182	1,420
83	1447	1447 Yakima, WA	2319 S. First Street, Suite 101	Yakima	WA	98903	USA	(509)408-1449	WESTUS	REGION 30	12/06/21	01/31/32	11,015	9,533	1,482
84	1449	1449 Burlington, NC	1807-1809 S. Church Street (Grove Park Plaza)	Burlington	NC	27215	USA	(336)270-2748	SOUTHUS	REGION 2	03/28/22	06/30/32	7,915	6,220	1,695
85	1450	1450 SAINT AUGUSTINE, FL	330 CBL Dr.	St. Augustine	FL	32086	USA	(904)342-6006	SOUTHUS	REGION 12	03/21/22	04/30/27	9,000	7,596	1,404
86	1451	1451 MENOMONEE FALLS, WI	N81W15086 Appleton Ave	Menomonee Falls	WI	53051	USA	(262)257-9412	SOUTHUS	REGION 17	01/31/22	06/30/33	8,569	7,181	1,388
87	1453	1453 Bellingham, WA	145 E Stuart Rd.	Bellingham	WA	28226	USA	(360)483-0303	WESTUS	REGION 30	11/07/22	12/31/27	7,522	6,118	1,404
88	1454	1454 Cumming, GA	580 Atlanta Road, Suite 203B	Cumming	GA	30040	USA	(770)881-8187	SOUTHUS	REGION 6	06/13/22	07/31/27	5,980	4,576	1,404
89	1455	1455 Tuscaloosa, AL	3305 Mcfarland Blvd	Tuscaloosa	AL	35405	USA	(205)614-5625	SOUTHUS	REGION 6	03/28/22	05/31/27	6,200	4,796	1,404
90	1458	1458 Battle Creek, MI	5700 Beckley Rd. Suite 14	Battle Creek	Mi	49015	USA	(269)249-1993	EASTUS	REGION 7	06/13/22	07/31/27	8,036	6,552	1,484
91	1459	1459 Joplin, MO	732 Rangeline, Northtown Center	Joplin	MO	64801	USA	(417)691-8599	SOUTHUS	REGION 9	12/05/22	12/31/27	7,004	5,639	1,365
92	1460	1460 Prescott Valley, AZ	6689 E 1st Street	Prescott Valley	AZ	86314	USA	(928)582-5500	WESTUS	REGION 27	09/19/22	12/31/32	11,560	10,156	1,404
93	1462	1462 MUNDELEIN, IL	3080 W. Route 60	Mundelein	IL	60060	USA	(224)499-7024	EASTUS	REGION 8	10/27/22	11/30/32	6,789	5,385	1,404
94	1463	1463 Abilene, TX	4127 S. Danville Drive	Abilene	TX	79605	USA	(325)244-0899	WESTUS	REGION 11	09/22/22	10/31/27	6,027	4,630	1,397

	94											Average Sq. Ft.	7,315	5,837	1,479

Hilco Merchant Resources, LLC	Page 2	8/5/2024

EXHIBIT B

Expense Budget

LL Flooring, LLC

Exhibit B

Expense Budget

	1st Week	Each Subsequent Week
Advertising
Digital & Media	22,400	22,400
Signs (1)	76,637	—
Sign Walkers	67,561	67,561

Subtotal Advertising	166,598	89,961
Supervision
Fees / Wages / Expenses (2)	232,100	169,700

Subtotal Supervision	232,100	169,700
Miscellaneous
Miscellaneous /Legal (3)	50,000	—

Subtotal Miscellaneous	50,000	—

Total Expenses	448,699	259,661

Notes:

1. Includes Sales Tax.

2. Includes Deferred Compensation and Insurance.

3. Any legal expenses associated with issues raised by or disputes with landlords, including (without limitation) negotiations in respect of landlord side letters, shall be in addition to and not part of the budgeted legal expenses.

Hilco Merchant Resources, LLC	8/2/2024